UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549



                               FORM 8-K/A

           Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 31, 2006
                                                   ------------


              TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC.

        (Exact Name of Registrant as Specified in its Charter)


             -----------------------------------------------

              Delaware                0-20303             13-2846796
              --------                -------             ----------
   (State or other jurisdiction    (Commission        (I.R.S. employer
         of incorporation)          file number)       identification no.)


       4 Hardscrabble Heights
           P.O. Box 382
           Brewster, NY                                      10509
       ----------------------                                -----
       (Address of principal                               (Zip Code)
         executive offices)


   Registrant's telephone number, including area codes: (845) 277-8100
                                                        --------------



                              NOT APPLICABLE

       (Former name or former address, if changed since last report)



      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):


[  ]    Written communications pursuant to Rule 425 under the
        Securities Act (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the
        Exchange Act (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b)
        under the Exchange Act (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c)
        under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01.   COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

        On June 6, 2006, the Company filed with the Commission a Current Report on Form 8-K reporting the acquisition of Questar Educational Systems, Inc. ("Questar"). The Company is filing this Amendment to such 8-K Current Report to provide the historical financial information for Questar as required by Item 9.01(a) of Form 8-K and the pro forma financial statements of Touchstone Applied Science Associates, Inc. and Subsidiaries ("TASA") as adjusted to give effect to the acquisition, as required by Item 9.01(b) of Form 8-K.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS

        (a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

        The Company is filing herewith the financial statements required by Rule 3-05 of Regulation S-X by amendment to this Current Report, beginning on page F-1 of this Report.

        (b)  PRO FORMA FINANCIAL INFORMATION

        The unaudited pro forma financial statements included in this Current Report, beginning at page F-20, have been prepared based upon certain pro forma adjustments to the historical financial statements of TASA and Questar (collectively, the "Company"). The pro forma financial statements should be read in conjunction with the adjustments thereto and the historical financial statements of the Company. The accompanying pro forma balance sheet has been presented as if the acquisition described below occurred at April 30, 2006. The accompanying pro forma statements of operations have been prepared as if the acquisition occurred at the beginning of the earliest period presented.

        The pro forma adjustments are preliminary and revisions to the preliminary purchase price allocations and financing of the transactions may have a significant impact on the pro forma adjustments. A final valuation of net assets acquired associated with the Questar acquisition is being conducted and will be reported in the Company's Annual Report on Form 10-KSB for the fiscal year ending October 31, 2006. The final valuation may result in a change in the value assigned to the fixed and intangible assets acquired and to the amounts of the future amortization expense.

        These pro forma financial statements do not purport to be indicative of the results which would actually have been obtained had the pro forma transactions been completed as of the beginning of the current fiscal year. The pro forma transactions are as follows:

        Effective at the close of business on May 31, 2006, Touchstone Applied Science Associates, Inc. acquired all of the outstanding shares of Questar. Questar provides test delivery, scoring and score analysis capabilities to state testing programs and also provides test material development. The total consideration paid by the Company at closing for the Questar stock was $20,000,000, consisting of $15,000,000 in cash, the issuance of 222,222 shares of Series A-2 Convertible Preferred Stock of the Company ("Series A-2 Preferred Stock") (valued at $1,000,000, based on a price of $4.50 per share) and $4,000,000 in a subordinated promissory note issued for the benefit of the eight selling shareholders of Questar. The Company has also agreed to pay additional consideration in 2010 if Questar achieves certain revenue goals during the three fiscal years ending October 31, 2007, 2008 and 2009. The maximum contingent earnout payment is $12,500,000, of which up to $10,000,000 shall be paid half in cash and half in shares of Series A-2 Preferred Stock (valued on the closing date at $4.50 per share), and $2,500,000 shall be paid, at the election of the Company, in cash or in additional shares of Series A-2 Preferred Stock, valued at fair market value at the time of issuance, or any combination thereof.

        In connection with the acquisition of Questar, the Company entered into an escrow agreement (the "Escrow Agreement") with the former shareholders of Questar pursuant to which the Company placed 1,111,111 shares of Series A-2 Preferred Stock in an escrow account pending release according to certain earn-out provisions in the Stock Purchase Agreement. While in escrow, such shares do not have voting or dividend rights.

      The Company financed the acquisition of Questar through senior debt and a private equity investment. The Company entered into a loan agreement (the "Loan Agreement") with TD Banknorth, N.A. ("Banknorth"), pursuant to which the Company borrowed a term loan in an aggregate principal amount of $9,600,000, obtained a revolving line of credit in the amount of $4,000,000 and had issued on its behalf a standby letter of credit in the original stated amount of $194,750 against availability under the revolving line of credit. The Loan Agreement contains ongoing financial covenants tested annually commencing with the fiscal year ending October 31, 2007. The term loan is interest-only for the first six months of the loan, and then is payable in fifty-four equal monthly installments of principal and interest on a five year amortization schedule. The Company has entered into an interest rate swap agreement with Banknorth pursuant to which Banknorth is paying the Company 250 basis points over the one month USD LIBOR BBA rate and the Company is paying Banknorth a fixed rate of 7.9% on a value of $9,600,000 declining concurrently with the term loan. The term loan balloons on May 30, 2011. Advances under the revolving line of credit are based on a borrowing base of eligible accounts receivable and eligible inventory of the Company and Questar. The revolving line of credit is available until April 30, 2008. Both the term loan and the revolving loan are secured by the assets of the TASA and the assets of Questar.

        The Company also entered into a securities purchase agreement with Camden Partners Strategic Fund III, L.P.
    and Camden Partners Strategic Fund III-A, L.P.
    (collectively, the "Investors"), pursuant to which the Company issued and sold to the Investors 1,666,667 shares of its Series A-1 Convertible Preferred Stock ("Series A-1 Preferred Stock") (valued at $7,500,000, based on a price of $4.50 per share). The proceeds from the sale of Series
    A-1 Preferred Stock were used to pay a portion of the purchase price for the shares of Questar and closing costs for the transaction, with the balance being retained by the Company for working capital.

        The preliminary purchase price allocation allocated $14,722,625 to Goodwill. This amount is estimated at this time as the Company has not fully determined the individual values of other intangible assets, such as finite-lived intangibles, purchased from Questar. Any assignment of value to other intangible assets will reduce the amount of estimated Goodwill that is currently reflected in these pro forma financial statements as such valuation may result in future amortization of any finite-lived intangible assets. The accompanying pro forma consolidated statements of operations do not include any amortization expense that may result from the recognition of finite-lived intangibles upon completion of management's valuation.

        The Company hired an independent third party appraiser for the purpose of estimating a fair market value as of the acquisition date for all Property, Plant and Equipment included in the purchase transaction. The comprehensive value estimated during this appraisal resulted in a $1,400,000 step up in net book value for the Property, Plant and Equipment asset category.

        In connection with the purchase, the Company issued to Signal Hill Capital Group, LLC, who represented the Company as its investment banker in connection with the Questar acquisition, warrants to purchase up to 50,000 shares of Common Stock of the Company, at an exercise price of $4.50 per share. The warrants have a five-year term. The estimated fair value cost of such warrants based on the Black Scholes pricing model is $112,072.

        Pro forma basic and diluted weighted average common shares outstanding also includes the additional shares of TASA's convertible preferred stock that were issued in connection with the acquisition of Questar and the financing of such acquisition. The convertible preferred stock is included because the Company believes the convertible preferred stock is a participating security that is essentially equivalent to Common Stock, based on all the rights and preferences of both classes of stock. The Company has also included in the adjustment the shares of Common Stock issuable upon exercise of the warrant issued to Signal Hill, which warrant is currently exercisable. Such adjustments, however, do not include the shares of Series A-1 Preferred Stock held in escrow pending determination of the earn-out.

McGladrey & Pullen
Certified Public Accountants




QUESTAR EDUCATIONAL SYSTEMS, INC.

Financial Report
October 31, 2005

McGladrey & Pullen, LLP is a member firm of RSM International - an affiliation of separate and independent legal entities

McGladrey & Pullen
Certified Public Accountants




Contents

Independent Auditor's Report on the Financial Statements         F-3

Financial Statements

    Balance sheets                                               F-4

    Statements of income                                         F-5

    Statements of changes in stockholders' equity                F-6

    Statements of cash flows                                     F-7

    Notes to financial statements                                F-8

McGladrey & Pullen, LLP is a member firm of RSM International - an affiliation of separate and independent legal entities

McGladrey & Pullen
Certified Public Accountants




Independent Auditor's Report

To the Board of Directors
Questar Educational Systems, Inc.
Eagan, Minnesota

We have audited the accompanying balance sheets of Questar Educational Systems, Inc. as of October 31, 2005 and 2004, and the related statements of income, changes in stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Questar Educational Systems, Inc. as of October 31, 2005 and 2004, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

As described in Note 1 in connection with management's decision to report on an October year-end, the Company restated its previous financial statements to recognize revenue under the percentage-of-completion method of accounting.

Minneapolis, Minnesota
February 10, 2006

McGladrey & Pullen, LLP is a member firm of RSM International - an affiliation of separate and independent legal entities

                   QUESTAR EDUCATIONAL SYSTEMS, INC.


Balance Sheets
October 31, 2005 and 2004

Assets                                        2005                2004
-------------------------------------------------------------------------
Current Assets
  Cash                                    $       100          $      100
  Accounts receivable (Note 6)              5,811,118           4,200,513
  Due from related party (Note 2)           4,023,893           1,855,146
  Prepaid expenses                            106,224              50,203
                                           ----------          ----------
       Total current assets                 9,941,335           6,105,962
                                           ----------          ----------


Equipment                                   2,807,776           1,839,205
  Less accumulated depreciation            (1,669,179)           (880,804)
                                         ------------          ----------
       Net equipment                        1,138,597             958,401
                                         ------------          ----------
       Total assets                       $11,079,932          $7,064,363
                                         ============          ==========


Liabilities and Stockholders' Equity

Current Liabilities
  Notes payable to stockholder (Note 3)   $   322,000          $  322,000
  Current maturities of long-term debt             --              92,036
  Due to related companies (Note 2)           178,797              98,416
  Accounts payable                          1,749,992             913,509
  Accrued expenses:
    Compensation                            1,322,134           1,150,273
    Management fees (Note 2)                  821,536             710,121
    Other                                     220,758             204,692
  Billings in excess of costs                 478,559             432,310
  Distributions payable                       910,000             300,000
                                          -----------          ----------
       Total current liabilities            6,003,776           4,223,357
                                          -----------          ----------


Long-Term Debt, net of current
  maturities (Note 3)                              --             293,699
                                          -----------          ----------

Commitments and Contingencies (Notes 2,
  5 and 7)

Stockholders' Equity (Note 7)
  Common stock, no par value; 100,000
    shares authorized; 50,000 shares
    issued and outstanding                        500                 500
Additional paid-in capital                    369,500             369,500
Retained earnings                           4,706,156           2,177,307
                                          -----------          ----------
       Total stockholders' equity           5,076,156           2,547,307
                                          -----------          ----------
       Total liabilities and
         stockholders' equity             $11,079,932          $7,064,363
                                          ===========          ==========

McGladrey & Pullen, LLP is a member firm of RSM International - an affiliation of separate and independent legal entities



See Notes to Financial Statements.

                   QUESTAR EDUCATIONAL SYSTEMS, INC.


Statements of Income
For the Years Ended October 31, 2005 and 2004


                                              2005                 2004
--------------------------------------------------------------------------
Earned revenues (Note 6)                  $24,670,305          $16,837,410
Direct costs                               12,997,437            8,991,277
                                          -----------          -----------
       Gross margin                        11,672,868            7,846,133

Operating expenses (Note 2)                 7,480,872            5,775,843
                                          -----------          -----------
       Operating income                     4,191,996            2,070,290

Interest expense                               43,555              111,768
                                          -----------          -----------
       Net income                         $ 4,148,441          $ 1,958,522
                                          ===========          ===========

Pro forma amounts as if the Company
  were a taxable entity (Unaudited):
       Pro forma income tax expense       $ 1,659,376          $   753,409
       Pro forma net income               $ 2,489,065          $ 1,205,113



See Notes to Financial Statements.

McGladrey & Pullen, LLP is a member firm of RSM International - an affiliation of separate and independent legal entities

                   QUESTAR EDUCATIONAL SYSTEMS, INC.


Statement of Changes in Stockholders' Equity
For the Years Ended October 31, 2005 and 2004



                                                Additional
                                 Common         Paid-In       Retained
                                 Stock          Capital       Earnings       Total
-------------------------------------------------------------------------------------
Balance, October 31, 2003      $    500         $369,500     $ 1,193,785   $ 1,563,785
  Net income                         --               --       1,958,522     1,958,522
  Distributions                      --               --        (975,000)     (975,000)
                               --------        ---------     -----------   -----------
Balance, October 31, 2004           500          369,500       2,177,307     2,547,307
  Net income                         --               --       4,148,441     4,148,441
  Distributions                      --               --      (1,619,592)   (1,619,592)
                               --------        ---------     -----------   -----------
Balance, October 31, 2005      $    500        $ 369,500     $ 4,706,156   $ 5,076,156
                               ========        =========     ===========   ===========


See Notes to Financial Statements.

McGladrey & Pullen, LLP is a member firm of RSM International - an affiliation of separate and independent legal entities

                   QUESTAR EDUCATIONAL SYSTEMS, INC.


Statements of Cash Flows
For the Years Ended October 31, 2005 and 2004

Cash Flows From Operating Activities                       2005           2004
--------------------------------------------------------------------------------
  Net income                                          $ 4,148,441    $ 1,958,522
  Adjustments to reconcile net income to
  net cash provided by operating activities:
    Depreciation                                          788,375        560,678
    Changes in current assets and liabilities:
      Accounts receivable                              (1,610,605)        67,370
      Due from related party                           (2,168,747)        82,649
      Prepaid expenses                                    (56,021)       (14,054)
      Accounts payable                                    836,483        130,352
      Accrued expenses                                    299,342        579,010
      Billings in excess of costs                          46,249        656,302
                                                      -----------    -----------
        Net cash provided by operating activities       2,283,517      4,020,829
                                                      -----------    -----------


Cash Flows From Investing Activities
  Purchases of equipment                                 (968,571)      (621,341)
                                                      -----------    -----------


Cash Flows From Financing Activities
  Net payments on notes payable to stockholders                --       (805,030)
  Net borrowings from (payments to) related
    companies                                              80,381         11,305
  Principal payments on long-term debt                   (385,735)       (91,688)
  Cash distributions to stockholders                   (1,009,592)    (2,515,000)
                                                      -----------    -----------
        Net cash used in financing activities          (1,314,946)    (3,400,413)
                                                      -----------    -----------

        Net change in cash                                     --           (925)

Cash, beginning of year                                       100          1,025
                                                      -----------    -----------
Cash, end of year                                     $       100    $       100
                                                      -----------    -----------

Supplemental Disclosures of Cash Flow Information
  Cash paid for interest                              $    43,555    $   111,768
                                                      ===========    ===========

Supplemental Schedule of Noncash Investing and
  Financing Activities
    Distribution payable                              $   910,000    $   300,000
                                                      ===========    ===========

See Notes to Financial Statements.




McGladrey & Pullen, LLP is a member firm of RSM International - an affiliation of separate and independent legal entities

                   QUESTAR EDUCATIONAL SYSTEMS, INC.

                     Notes to Financial Statements

NOTE 1.	NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

        NATURE OF BUSINESS AND FISCAL REPORTING YEAR: Questar
        --------------------------------------------
Educational Systems, Inc. (the Company) is a Minnesota S Corporation engaged in providing products and services that support the operational requirements of large-scale statewide educational assessment programs. The Company previously reported its financial results on a calendar year-end. During 2005, management made a decision to report as an October fiscal year-end. All previously issued December financial statements covering periods that are included in these financial statements have been retroactively restated on an October fiscal year-end basis.

        ACCOUNTING ESTIMATES: The preparation of financial
        --------------------
statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        REVENUE AND COST RECOGNITION AND ACCOUNTING CHANGE: The
        --------------------------------------------------
Company began recognizing revenue under the percentage-of-completion method of accounting as part of the aforementioned change in fiscal year-end. All revenue, asset and equity amounts reflected in these financial statements have been retroactively restated as if this change occurred prior to the earliest period presented. The effect of this change was an increase in retained earnings as of October 31, 2003, by $395,862 from the prior revenue recognition method. Under the percentage-of-completion method, the total contract price is recognized as revenue based on the ratio that costs incurred bear to management's estimate of total contract costs to be incurred.

        Expenditures and earnings recognized on uncompleted contracts are netted against progress billings on an individual contract basis and reported as a liability at October 31, 2005 and 2004, and are approximately as follows:

                                                    2005              2004
                                                    ----              ----

Costs incurred and estimated earnings
  uncompleted contracts                          $5,229,647        $3,891,226

Less billings to date                             5,708,206         4,323,536
                                                  ---------         ---------

Progress billings on uncompleted contracts
  in excess of related costs and estimated
  earnings                                       $ (478,559)       $ (432,310)
                                                 ==========        ==========


        Contract costs include all direct labor and those indirect costs related to contract performance, such as indirect labor, materials and expenses. General and administrative costs as well as general overhead, occupancy costs and payroll taxes are charged to expense as incurred.

        Changes in project performance, project conditions and estimated profitability may result in revisions to costs and profits during the course of the project and are reflected in the accounting period in which the facts requiring the revisions become known.

        CASH: The Company considers cash in bank and all highly
        ----
liquid debt instruments purchased with a maturity of three months or less to be cash.

        The Company also maintains cash in bank accounts which at times may exceed federally insured limits. The Company has not experienced any significant losses in these accounts.

        ACCOUNTS RECEIVABLE: Accounts receivable are carried at
        -------------------
original invoice amount less an estimate made for doubtful receivables based on review of all outstanding amounts on a monthly basis. Management determines the allowance for doubtful accounts by identifying troubled accounts and by using historical experience applied to an aging of accounts.
Management determines the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering a customer's financial condition and credit history, and current economic conditions. Accounts receivable are written off when deemed uncollectible. Recoveries of accounts receivable previously written off are recorded when received. As of October 31, 2005 and 2004, management had determined that no allowance for doubtful accounts is necessary.

        EQUIPMENT: Equipment is valued at cost and is being
        ---------
depreciated over an estimated useful life of three years using the straight-line method.

        ADVERTISING COSTS: It is the Company's policy to expense
        -----------------
advertising costs as they are incurred. Advertising expense for the years ended October 31, 2005 and 2004, was $22,145 and $22,755 respectively.

        Income taxes and distributions: The Company, with the consent of the stockholders, is a Subchapter S Corporation. In lieu of corporation income taxes, the stockholders separately account for their pro rata shares of the Company's income, deductions, losses and credits. The Company intends to make distributions in amounts that would at least allow the stockholders to fund their personal income tax liabilities associated with the taxable income of the Company, and for other purposes.


NOTE 2. RELATED-PARTY TRANSACTIONS

        The Company leases its Minnesota facility from Apple Valley Development LLC, a party related through common ownership. The facility is leased under a noncancelable operating lease which runs through March 31, 2013. Lease expense for each of the years ended October 31, 2005 and 2004, was $420,000.

        Future minimum lease payments for the years ending October 31 are as follows:

        2006                           $420,000

        2007                            420,000

        2008                            432,250

        2009                            441,000

        2010                            441,000

        Thereafter                    1,065,750
                                     ----------

        Total                        $3,220,000
                                     ==========


        The Company had balances payable to National Business Systems, Inc. (NBS) and Questar Data Systems, Inc. (QDS), parties related through common ownership. The balance due to NBS represents the Company's portion of insurance expense for policies held by the related party. The Company expensed $98,840 and $142,186 relating to insurance as well as data management and printing services received from NBS in 2005 and 2004, respectively. The balance due to QDS represents the amount charged annually for shared accounting, payroll and human resources as well as financial, software and material resources. The Company expensed $283,747 and $183,220 relating to services received from QDS in 2005 and 2004, respectively. Noninterest-bearing amounts due on demand consisted of the following at October 31, 2005 and 2004:



                                           2005            2004
                                           ----            ----

National Business Systems, Inc.         $ 77,497          $98,416

Questar Data Systems, Inc.               101,300               --
                                        --------          -------

Total due to related companies          $178,797          $98,416
                                        ========          =======


        The Company pays a discretionary management fee to related companies for the services of the majority stockholders. These relate to management services provided to the Company. Total expense for these services was $821,536 and $710,121 for the years ended October 31, 2005 and 2004, respectively.

        The Company holds its cash in Questar Data Systems, Inc.'s concentration and repurchase accounts. These accounts contain cash from Questar Data Systems, Inc., National Business Systems, Inc., NBS Limited Partnership I and Questar Educational Systems, Inc. The Company's cash in these accounts totaled $4,023,893 and $1,855,146 at October 31, 2005 and 2004, respectively. These amounts are reported as due from related party.

NOTE 3.	NOTES PAYABLE TO STOCKHOLDER

        Theodore Naegeli, a stockholder of the Company, has advanced funds to the Company in the form of two notes. One of the notes accrues interest at a rate of 10 percent payable monthly. The balance is due within 30 days of demand and is unsecured. The balance outstanding at October 31, 2005 and 2004, was $150,000. The other note accrued interest at a rate of 10 percent and was due and paid in one installment plus unpaid interest on January 2, 2006. The balance was unsecured. The balance outstanding at October 31, 2005 and 2004, was $172,000.

        David Ihle, a stockholder of the Company, had advanced funds to the Company in the form of notes totaling $805,030.
These notes accrued interest at a rate of 10 percent, were unsecured and were paid in full during 2004.

        Interest expense on these notes was $32,200 and $112,700 for the years ended October 31, 2005 and 2004, respectively.

NOTE 4.	LONG-TERM DEBT

        Long-term debt consists of the following at October 31, 2005 and 2004:


                                           2005            2004
                                           ----            ----

U.S. Bank note payable, due in
monthly installments of $9,360
through July 2008, including
interest at 4.66 percent, paid in
full in 2004                                  --          $385,735

Less current maturities                       --           (92,036)
                                        --------          --------

Total                                         --          $293,699
                                        ========          ========

NOTE 5.	401(k) RETIREMENT PLAN

        All full-time employees of the Company age 18 or over with more than six months' service are eligible to participate in the

401(k) retirement plan. The Company matches 100 percent of the first $250 of each employee's contributions, then 50 percent of contributions thereafter up to a maximum of $2,500 or 2.5 percent of employee earnings, whichever is reached first. The Company's contributions were $31,804 and $34,843 for the years ended October 31, 2005 and 2004, respectively.



NOTE 6.	REVENUE CONCENTRATION AND CREDIT RISK

        The Company is currently directly or indirectly contracted by the states of Arkansas, Ohio, Michigan, Virginia, Louisiana and Connecticut. Contracts are for a length of one year and run from July 1st through June 30th of each year. The following tables reflect earned revenues for the years ended October 31, 2005 and 2004, from major customers, together with the receivables due from those customers at year-end:

                  Percent of Earned Revenue,
                  --------------------------

                                      Years Ended October 31,
                                      -----------------------

Customer                              2005                 2004

State A                                46                   41

State B                                31                   26

State C                                16                   26
                                       --                   --

                                       93                   93
                                       ==                   ==

                  Accounts Receivable Balance
                  ---------------------------

                                      As of October 31,
                                      -----------------

Customer                             2005                 2004
                                     ----                 ----

State A                           $4,032,852           $2,550,000

States B & C                       1,111,469            1,364,543
                                  ----------           ----------

Total                             $5,144,321           $3,914,543
                                  ==========           ==========


NOTE 7.	SHAREHOLDER BUY-SELL AGREEMENT

        The Company has a shareholder agreement with all stockholders that states upon the death, disability or termination of certain shareholders, the other existing shareholders have the right of first refusal to buy the stockholder's shares. The Company is obligated to purchase any remaining shares at the lesser of the price at which the offering shareholder proposes to sell to any third person or a specified value determined by a formula defined in the shareholder agreement.

NOTE 8. SUBSEQUENT EVENT (Unaudited)

        Subsequent to year-end the Company has purchased equipment for business use in the amount of approximately $950,000.

NOTE 9. SUBSEQUENT EVENT (Unaudited)

        On May 31, 2006 Touchstone Applied Science Associates, Inc. ("TASA") acquired all of the outstanding shares of Questar. Total consideration paid by TASA was $20,000,000 consisting of $15,000,000 in cash, the issuance of 222,222 shares of Series A-2 Preferred Stock of TASA valued at $1,000,000 and a $4,000,000 promissory note. TASA has also agreed to pay additional consideration in 2010 if Questar achieves certain revenue goals during the three fiscal years ending October 31, 2007, 2008 and 2009. The maximum contingent earn out payment is $12,500,000, of which up to $10,000,000 shall be paid half in cash and half in Series A-2 Preferred Stock and $2,500,000 shall be paid, if earned, at the election of TASA, in cash or additional shares of Series A-2 Preferred Stock, valued at fair market value at the time of issuance, or any combination, thereof.

McGladrey & Pullen
Certified Public Accountants



                   QUESTAR EDUCATIONAL SYSTEMS, INC.


Unaudited Interim Financial Report
April 30, 2006

McGladrey & Pullen, LLP is a member firm of RSM International - an affiliation of separate and independent legal entities

                   QUESTAR EDUCATIONAL SYSTEMS, INC.

                 Unaudited Interim Financial Statements
                            April 30, 2006

Contents

Unaudited Financial Statements

  Balance sheets                                          F-15

  Statements of income                                    F-16

  Statements of changes in stockholders' equity           F-17

  Statements of cash flows                                F-18

  Notes to unaudited financial statements                 F-19

                   QUESTAR EDUCATIONAL SYSTEMS, INC.


Balance Sheets (Unaudited)
April 30, 2006 and 2005

Assets                                                    2006            2005
----------------------------------------------------------------------------------
Current Assets
  Cash                                               $       100     $       100
  Accounts receivable                                  8,939,758       6,327,804
  Due from related party                               1,151,119         348,333
  Costs in excess of billings                          1,095,881       1,657,818
  Prepaid expenses                                       192,313         179,798
       Total current assets                           11,379,171       8,513,853
                                                     -----------     -----------

Equipment                                              3,686,651       2,665,175
  Less accumulated depreciation                       (2,105,363)     (1,305,722)
                                                     -----------     -----------
       Net equipment                                   1,581,288       1,359,453
                                                     -----------     -----------
       Total assets                                  $12,960,459     $ 9,873,306
                                                     ===========     ===========

Liabilities and Stockholders' Equity

Current Liabilities
  Notes payable to stockholder                                --         322,000
  Current maturities of long-term debt                        --          92,036
  Due to related companies                                32,857         155,547
  Accounts payable                                     3,157,233       2,068,910
  Accrued expenses:
    Compensation                                         214,233         309,307
    Management fees                                           --         556,525
    Other                                                124,245         897,862
Distributions payable                                  1,535,000         998,666
                                                     -----------     -----------
       Total current liabilities                       5,063,568       5,400,853
                                                     -----------     -----------


Long-Term Debt, net of current maturities                     --         241,472
                                                     -----------     -----------



Stockholders' Equity
  Common stock, no par value; 100,000 shares
   authorized; 50,000 shares issued and
   outstanding                                               500             500
Additional paid-in capital                               369,500         369,500
Retained earnings                                      7,526,891       3,860,981
                                                     -----------     -----------
       Total stockholders' equity                      7,896,891       4,230,981
                                                     ===========     ===========
                                                     ---------------------------
       Total liabilities and stockholders' equity    $12,960,459     $ 9,873,306
                                                     ===========     ===========


See Notes to Financial Statements.

                   QUESTAR EDUCATIONAL SYSTEMS, INC.


Statements of Income (Unaudited)
Six Months Ended April 30, 2006 and 2005



                                                          2006            2005
--------------------------------------------------------------------------------
Earned revenues                                      $17,129,269     $14,728,765
Direct costs                                           8,784,310       7,529,248
                                                     -----------     -----------
     Gross margin                                      8,344,959       7,199,517

Operating expenses                                     3,997,048       4,420,716
                                                     -----------     -----------
     Operating income                                  4,347,911       2,778,801

Interest income (expense)                                 72,824         (16,869)
                                                     -----------     -----------
     Net income                                      $ 4,420,735     $ 2,761,932
                                                     ===========     ===========
Pro forma amounts as if the Company were
a taxable entity (unaudited):
     Pro forma income tax expense                    $ 1,768,294     $ 1,104,773
     Pro forma net income                            $ 2,652,441     $ 1,657,159




See Notes to Financial Statements.

                   QUESTAR EDUCATIONAL SYSTEMS, INC.


Statements of Changes in Stockholders' Equity (Unaudited)
Six Months Ended April 30, 2006 and 2005




                                                Additional
                                 Common         Paid-In       Retained
                                 Stock          Capital       Earnings       Total
-------------------------------------------------------------------------------------
Balance, October 31, 2004      $    500         $369,500     $ 2,177,307   $ 2,547,307
  Net income                         --               --       2,761,932     2,761,932
  Distributions                      --               --      (1,078,258)   (1,078,258)
                               --------         --------     -----------   -----------
Balance, April 30, 2005             500          369,500       3,860,981     4,230,981
  Net income                         --               --       1,386,509     1,386,509
  Distributions                      --               --        (541,334)     (541,334)
                               --------         --------     -----------   -----------
Balance, October 31, 2005           500          369,500       4,706,156     5,076,156
  Net income                         --               --       4,420,735     4,420,735
  Distributions                      --               --      (1,600,000)   (1,600,000)
                               --------         --------     -----------   -----------
Balance, April 30, 2006        $    500         $369,500     $ 7,526,891   $ 7,896,891
                               ========         ========     ===========   ===========





See Notes to Financial Statements.

                   QUESTAR EDUCATIONAL SYSTEMS, INC.


Statements of Cash Flows (Unaudited)
Six Months Ended April 30, 2006 and 2005


                                                          2006            2005
--------------------------------------------------------------------------------
Cash Flows From Operating Activities
  Net income                                         $ 4,420,735     $ 2,761,932
  Adjustments to reconcile net income to net
   cash provided by operating activities:
  Depreciation                                           436,184         424,918
  Changes in current assets and liabilities:
   Accounts receivable                                (3,128,640)     (2,127,291)
   Due from related party                              2,872,774       1,506,813
   Prepaid expenses                                      (86,089)       (129,595)
   Accounts payable                                    1,407,241       1,155,401
   Accrued expenses                                   (2,025,950)       (301,392)
   Billings in excess of costs                        (1,574,440)     (2,090,128)
                                                     -----------     -----------
       Net cash provided by operating activities       2,321,815       1,200,658
                                                     -----------     -----------


Cash Flows From Investing Activities
  Purchases of equipment                                (878,875)       (825,970)
                                                     -----------     -----------


Cash Flows From Financing Activities
  Net payments on notes payable to stockholders         (322,000)             --
  Net borrowings from (payments to) related
   companies                                            (145,940)         57,131
  Principal payments on long-term debt                         -         (52,227)
  Cash distributions to stockholders                    (975,000)       (379,592)
                                                     -----------     -----------
       Net cash used in financing activities          (1,442,940)       (374,688)
                                                     -----------     -----------

       Net change in cash                                     --              --


Cash, beginning of year                                      100             100
                                                     -----------     -----------
Cash, end of year                                    $       100     $       100
                                                     ===========     ===========


See Notes to Financial Statements.

                   QUESTAR EDUCATIONAL SYSTEMS, INC.

               NOTES TO FINANCIAL STATEMENTS (UNAUDITED)
                             April 30, 2006


NOTE 1. ORGANIZATION AND OPERATIONS

        Questar Educational Systems, Inc. ("Questar") is a Minnesota S Corporation engaged in providing products and services that support the operational requirements of large-scale statewide educational assessment programs.

NOTE 2. BASIS OF PRESENTATION

        The unaudited interim financial statements herein have been prepared consistent with the accounting policies applied in the annual financial statements. The accompanying interim financial statements have been prepared under the presumption that users of the interim financial information have either read or have assess to the audited financial statement of the latest fiscal year ended October 31, 2005. Accordingly, footnote disclosures, which would substantially duplicate the disclosures contained in the October 31, 2005 audited financial statements, have been omitted from these interim financial statements where appropriate. In the opinion of management, these financial statements reflect all adjustments, consisting only of normal recurring adjustments, which are necessary for a fair presentation of the results of the interim period presented.

NOTE 3. SUBSEQUENT EVENT

        On May 31, 2006 Touchstone Applied Science Associates, Inc. ("TASA") acquired all of the outstanding shares of Questar.
Total consideration paid by TASA was $20,000,000 consisting of $15,000,000 in cash, the issuance of 222,222 shares of Series
A-2 Preferred Stock of TASA valued at $1,000,000 and a $4,000,000 promissory note. TASA has also agreed to pay additional consideration in 2010 if Questar achieves certain revenue goals during the three fiscal years ending October 31, 2007, 2008 and 2009. The maximum contingent earn out payment is $12,500,000, of which up to $10,000,000 shall be paid half in cash and half in Series A-2 Preferred Stock and $2,500,000 shall be paid, if earned, at the election of TASA in cash or additional shares of Series A-2 preferred stock, valued at fair market value at the time of issuance, or any combination, thereof.

                 TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC.
                              AND SUBSIDIARIES

                     Unaudited Pro forma Balance Sheet


                                              Historical
                                              ----------

                                          TASA          Questar
                                          As of          As of
                                        April 30,      April 30,
                                          2006           2006          Pro forma
                                       (Unaudited)    (Unaudited)     Adjustments              Pro forma
                                       -----------    -----------     -----------              ---------

ASSETS
------
Current Assets:
  Cash and temporary
   investments                        $   344,643    $        100    $  (307,194) (1)         $    37,549
  Accounts receivable                   3,411,974       8,939,758             --               12,351,732
  Costs in excess of billings                           1,095,881             --                1,095,881
  Other Current Receivable                              1,151,119             --                1,151,119
  Inventories                             495,680              --             --                  495,680
  Prepaid expenses and other
   current assets                         434,499         192,313        (45,000) (1)             581,812
  Restricted cash                          32,540              --             --                   32,540
  Deferred income taxes                   571,417              --             --                  571,417
                                      -----------    ------------    -----------              -----------


  Total current assets                  5,290,753      11,379,171       (352,194)              16,317,730


Property, plant and equipment,
    net of accumulated depreciation       924,124       1,581,288      1,400,000 (1)            3,905,412


Other assets:
  Test passage bank and test
   development                          2,810,675              --                               2,810,675
  Goodwill                              1,969,542              --     14,722,625 (1)(6)        16,692,167
  Deferred income taxes                   759,554              --                                 759,554
  Other Assets                            240,788              --        155,457 (1)(2)(6)        396,245
                                     ------------     -----------    -----------              -----------


       Total assets                  $ 11,995,436     $12,960,459    $15,925,888              $40,881,783
                                     ============     ===========    ===========              ===========

                                F-20



                 TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC.
                              AND SUBSIDIARIES

                     Unaudited Pro forma Balance Sheet



                                                 Historical
                                                 ----------

                                             TASA          Questar
                                             As of          As of
                                           April 30,      April 30,
                                             2006           2006          Pro forma
                                          (Unaudited)    (Unaudited)     Adjustments              Pro forma
                                          -----------    -----------     -----------              ---------


LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Current liabilities:
  Line of Credit                           $  700,000            --              --                 700,000
    Current maturities of long-term debt      274,744        32,857        $639,055 (1)             946,656
    Accounts payable                          823,966     3,157,233              --               3,981,199
    Accrued expenses                        1,194,501     1,873,478              --               3,067,979
    Other Liabilities                         166,729            --              --                 166,729
    Deferred revenue                               --            --              --
    Deferred gain on sale of building-
    current portion                           125,439            --              --                 125,439
                                           ----------    ----------        --------               ---------

       Total current liabilities            3,285,379     5,063,568         639,055               8,988,002

Long-term debt:
  Long-term debt, net of current portion    1,239,939            --              11,760,945 (1)  13,000,884
  Deferred gain on sale of building,
    net of current portion                    773,536            --              --                 773,536
                                           ----------     ---------      ----------              ----------

       Total liabilities                    5,298,854     5,063,568      12,400,000              22,762,422
                                           ----------     ---------      ----------              ----------

Commitments and contingencies

Stockholders' equity:
 Preferred stock                                                 --             189 (1)                 189
 Common stock                                     291           500            (500) (1)                291
 Additional paid-in capital                 6,256,519       369,500        8,242,383 (1)(6)      14,868,402
 Retained earnings                            439,772     7,526,891       (4,716,184)(1)(2)       3,250,479
                                          -----------    ----------      -----------            -----------
       Total stockholders' equity           6,696,582     7,896,891        3,525,888             18,119,361
                                          -----------    ----------      -----------            -----------

       Total liabilities and
         stockholders' equity             $11,995,436    $12,960,459     $15,925,888            $40,881,783
                                          ===========    ===========     ===========            ===========


                                F-21

                 TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC.
                              AND SUBSIDIARIES

          Unaudited Pro Forma Consolidated Statements Of Operations


                                                 Historical
                                                 ----------

                                             TASA          Questar
                                             As of          As of
                                           April 30,      April 30,
                                             2006           2006          Pro forma
                                          (Unaudited)    (Unaudited)     Adjustments                  Pro forma
                                          -----------    -----------     -----------                  ---------

Net revenue                               $6,555,717     $17,129,269              --                 $23,684,986

Cost of goods sold                         4,232,592       8,784,310              --                  13,016,902
                                          ----------     -----------       ---------                 -----------

Gross profit                               2,323,125       8,344,959              --                  10,668,084
                                          ----------     -----------       ---------                 -----------

Operating expenses:
    Selling expenses                         892,952       1,113,580              --                   2,006,532
    General and administrative
      expenses                             2,104,823       2,883,468         166,577(2)(7)(15)(17)     5,154,868
                                          ----------     -----------       ---------                  ----------

Total operating expenses                   2,997,775       3,997,048         166,577                   7,161,400
                                          ----------     -----------       ---------                  ----------

Income (loss) from operations               (674,650)      4,347,911         166,577                   3,506,684
                                                                           ---------

Other income (expense):
    Gain on sale/leaseback of building        62,720              --                                      62,720
    Interest expense, net                    (42,262)         72,824        (447,780)(3)(4)(5)          (417,218)
                                          ----------      ----------       ---------                  ----------

Income (loss) before income taxes           (654,192)      4,420,735        (614,357)                  3,152,186
(Benefit From) Provision for
  Income taxes                              (243,339)             --       1,522,551 (8)               1,279,212
                                          ----------      ----------     -----------                  ----------

Net income (loss)                         $ (410,853)     $4,420,735     $(2,136,908)                $ 1,872,974
                                          ==========      ==========     ===========                 ===========



Weighted average shares outstanding:
    Basic                                  2,911,351                                                   4,850,239
    Diluted                                2,911,351                                                   5,015,694

Basic earnings per share                  $     (.14)                                                 $      .39
Diluted earnings per share                $     (.14)                                                 $      .37


                 TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC.
                              AND SUBSIDIARIES

          Unaudited Pro Forma Consolidated Statements Of Operations



                                                 Historical
                                                 ----------
                                                           Questar
                                             TASA           Year
                                             Year           Ended
                                             Ended        October 31,
                                          October 31,       2005          Pro forma
                                             2005        (Unaudited)     Adjustments                Pro forma
                                          -----------    -----------     -----------                ---------
Net revenue                               $11,686,649     $24,670,305            --                $36,356,954

Cost of goods sold                          5,990,327      11,794,610            --                 17,784,937
                                          -----------     -----------      --------                -----------

Gross profit                                5,696,322      12,875,695            --                 18,572,017
                                          -----------     -----------      --------                -----------

Operating expenses:
    Selling expenses                        1,432,287       1,290,894            --                  2,723,181
    General and administrative
     expenses                               3,566,373       7,392,805       313,097(12)(16)(17)     11,272,275
                                          -----------      ----------      --------                -----------

Total operating expenses                    4,998,660       8,683,699       313,097                 13,995,456
                                          -----------       ----------     --------                -----------

Income from operations                        697,662       4,191,996       313,097                  4,576,561

Other income (expense):
    Gain on sale/leaseback of
     building                                 125,439              --            --                    125,439
    Interest expense, net                     (24,069)        (43,555)     (882,655) (9)(10)(11)      (950,279)
                                          -----------      ----------      --------                -----------

Income before income taxes                    799,032       4,148,441    (1,195,752)                 3,751,721

Income taxes                                  324,068              --     1,181,076 (14)             1,505,144
                                          -----------      ----------   -----------                -----------

Net income                                $   474,964      $4,148,441   $(2,376,828)               $ 2,246,577
                                          ============     ==========   ===========                ===========



Weighted average shares outstanding:
    Basic                                   2,807,275                                                4,696,163
    Diluted                                 3,023,262                                                4,912,150

Basic earnings per share                  $       .17                                              $       .48
Diluted earnings per share                $       .16                                              $       .46


                 TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC.
                              AND SUBSIDIARIES


Pro forma Adjustments:
---------------------

                                        Debit                   Credit
                                        -----                   ------



1. Goodwill                           14,680,038

   Preferred Stock                                                  189
   Common Stock                              500
   Additional Paid In Capital                                 8,130,311
   Note Payable- current                                        639,055
   Note Payable - non-current                                11,760,945
   Cash                                                         307,194
   Fixed Asset                         1,400,000
   Retained Earnings                   4,706,156
   Loan Origination Costs                 96,000
   Prepaid Expense                                               45,000

To record acquisition and consolidation of Questar, includes $1,149,898 as transaction costs.


2. Amt Origination Cost                   10,028
   Loan Origination Cost                                         10,028

To record write-off of Loan Origination Costs on note paid off ($1.2M).


3. Interest expense                      365,280

To record interest on the $9,600,000 note payable for six months.


4. Interest expense                                              37,500

To reverse interest on the $1,200,000 note payable for six months.


5. Interest expense                      120,000

To record interest on the $4,000,000 note payable for six months


6. Goodwill                               42,587
   Debt Issue Costs                       69,485
   Paid in Capital                                              112,072

To record value of company warrants issued.


7. Amortization.                           9,600

To record Loan Origination Cost Amortization for the six months.

                                        Debit                   Credit
                                        -----                   ------

8. Income Taxes                       1,522,551

To record the income tax expense for Questar for the six months.


9. Interest expense                     717,655

To record interest on the $9,600,000 note payable for the year.


10. Interest expense                                             75,000

To reverse interest on the $1,200,000 note payable for the year.


11. Interest expense                    240,000

To record interest on the $4,000,000 note payable for the year.


12. Amortization                         19,200

To record Loan Origination Cost Amortization for the year.


13. Income Taxes                      1,181,076

To record the income tax expense for Questar for the year.


14. Depreciation                        140,000


To record additional depreciation for the six months.


15. Depreciation                        280,000

To record additional depreciation for the year.


16. Amortization                          6,949

To record amortization on debt service costs for six months.


17. Amortization                         13,897

To record amortization on debt service costs for the year.

                               SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       TOUCHSTONE APPLIED SCIENCE
                                       ASSOCIATES, INC.

Date:   August 14, 2006

                                       By: /s/ ANDREW L. SIMON
                                           ----------------------
                                           Andrew L. Simon
                                           President and Chief
                                           Executive Office

                                       By: /s/ JAMES WILLIAMS
                                           ----------------------
                                           James Williams
                                           Chief Financial Officer